Exhibit 10.19

2021 RSUs

Grant ID:

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER
FIRST ADVANTAGE CORPORATION
2021 OMNIBUS INCENTIVE PLAN

First Advantage Corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: Joe Jaeger

Date of Grant: 12/22/2021

Number of

Restricted Stock Units: 50,000

Vesting Commencement Date: June 23, 2021

Vesting Schedule:

(a)
The Restricted Stock Units shall vest as set forth below.
(b)
Time Vesting. 50% of the Restricted Stock Units are subject solely to time based vesting criteria (the “Time RSUs”). Subject to Participant’s continued employment or service with the Company Group through the applicable vesting date (or as otherwise provided in clause (e) below), twenty percent (20%) of the Time RSUs shall become time vested on each of the first five (5) anniversaries of the Vesting Commencement Date, as set forth on the table below.

Time RSUs Eligible to Vest	Vesting Date
=20% Vesting	June 23, 2022
=20% Vesting	June 23, 2023
=20% Vesting	June 23, 2024
=20% Vesting	June 23, 2025
=20% Vesting	June 23, 2026
(c)
Performance Vesting. 50% of the Restricted Stock Units are subject to both time and performance based vesting criteria (the “Performance RSUs”). Subject to Participant’s continued employment or service with the Company Group through the applicable potential vesting date (or as otherwise provided in clause (d) below), upon each occurrence of a Realization Event, the number of Performance RSUs that vest will equal the excess, if any, of (i) the Total Performance Vested RSU Number as of such Realization Event over (ii) the Previously Performance Vested RSU Number as of such Realization Event; provided, that, as of any time, the percentage of the Performance RSUs that are vested shall not exceed the product of (A) the percentage of the Time RSUs that are vested Restricted Stock Units (the “Vested RSUs”) as of such time (after giving effect to any accelerated vesting contemplated by clause (e)(i)), and (B) the MOM Percentage as of such time. Performance RSUs that would have vested pursuant to the preceding sentence but for the proviso thereof shall vest at such time as doing so would not violate such proviso. As a result of the occurrence of Realization Events prior to the Date of Grant, the performance based vesting criteria has been met with respect to approximately 20.33% of the Performance RSUs.

(d)
Termination of Employment; Forfeitures.
(i)
Upon a termination of Participant’s employment or service with the Company Group for any reason:
(A)
all unvested Time RSUs and all Performance RSUs that have not satisfied the time vesting condition shall be immediately forfeited for no consideration (even if such Performance RSUs have satisfied the performance vesting condition prior to such termination), and
(B)
any Performance RSUs that have satisfied the time vesting condition but not the performance vesting condition shall (x) if such termination of employment or service is for any reason other than by the Company Group without Cause (and other than due to death or Disability), be immediately forfeited for no consideration upon the date of such termination, and (y) solely if such termination of employment or service is by the Company Group without Cause (and other than due to death or Disability), remain outstanding and be eligible to satisfy the performance vesting condition upon future Realization Events, subject to a Restrictive Covenant Violation not having occurred (the Performance RSUs described in this clause (B)(y), the “Post-Termination Vesting Eligible RSUs”). The Committee, in its sole discretion, may, at any time during the one-year period following the date of the termination, cause the vesting (and, if applicable, forfeiture) of the Post-Termination Vesting Eligible RSUs to be determined based on the deemed occurrence of a hypothetical Realization Event on the date of such termination in which the Investor Group shall be deemed to have sold 100% of its Shares for cash, cash equivalents and/or Marketable Securities for Fair Market Value.
(ii)
Upon a termination of Participant’s employment or service by the Company Group for Cause or upon a Restrictive Covenant Violation, all Vested RSUs and unvested Restricted Stock Units (the “Unvested RSUs”) will be forfeited to the Company for no consideration.
(e)
Discretion to Accelerate Vesting; Change in Control; Wind-Up.
(i)
Participant acknowledges that the Committee may, in its sole discretion (A) vest any and/or all of the Unvested RSUs hereunder at such time or such other time or times and on such other conditions as the Committee determines and (B) upon a Change in Control, provide for the treatment of all or any portion of the Unvested RSUs in accordance with Section 12(b) of the Plan; and (z) if the Investor Group retains any interest in the Company or any successor entity following such Change in Control, all then unvested Performance RSUs may, in the Committee’s sole discretion, be tested for vesting in connection with such Change in Control by deeming that the Investor Group sold 100% of its Shares in such Change in Control for cash, cash equivalents and/or Marketable Securities, with any unvested Performance RSUs that do not vest as a result of such testing being automatically forfeited to the Company for no consideration upon the consummation of such Change in Control. Notwithstanding the foregoing, upon a Change in Control, if the percentage of Time RSUs that are Vested RSUs (the “Time Vested Percentage”) prior to giving effect to this sentence is less than the Realization Percentage, then, upon such Change in Control, the vesting of those unvested Time RSUs, if any, that are scheduled to vest on the next applicable time vesting date shall be accelerated to the date of such Change in Control, provided, that, if such additional vesting would result in the Time Vested Percentage being in excess of the Realization Percentage, the number of unvested Time RSUs that shall vest upon the Change in Control by virtue of this sentence shall be reduced so that the Time Vested Percentage after giving effect to such accelerated vesting equals the Realization Percentage. In the event of a termination of Participant’s employment or service by the Company Group without Cause, which occurs during the twelve (12) month period following a Change in Control, all then-unvested Time RSUs shall vest in full and the time vesting condition for any Performance RSUs shall be deemed to have been satisfied.
(ii)
Upon the Wind-Up Date, any Unvested RSUs that remain unvested shall be immediately forfeited for no consideration.

(f)
Definitions. For the purposes of this Restricted Stock Unit Agreement, the following terms have the meanings set forth below:
i.
“Aggregate Proceeds” means, with respect to the Investor Group (and without duplication), the (i) aggregate cash or cash equivalents received for all Cash Liquidity Events prior to and including (if applicable) the applicable Realization Event, (ii) the aggregate Market Value (calculated as of the date of the relevant In Kind Distribution) of the Securities distributed in all In Kind Distributions prior to and including (if applicable) the applicable Realization Event, (iii) the aggregate Market Value (calculated as of the date of such Exchange Realization Event) of the Marketable Securities received in all Exchange Realization Events prior to and including (if applicable) such Realization Event and (iv) the amount of all dividends and distributions received through and including (if applicable) the date of such Realization Event, in each case, calculated after deducting any commercially reasonable fees, expenses, discounts or similar amounts paid or owed by the Investor Group to a third party in respect of each such Realization Event. For the avoidance of doubt, any payments received by a party pursuant to a tax receivables agreement or other monetization of tax assets shall not constitute “Aggregate Proceeds”.
ii.
“Cost of Shares Transferred” means, with respect to any Realization Event, (i) the per Share cost, as determined in good faith by the Committee, of the Shares acquired by the Investor Group at any time (excluding any acquisition from a member or former member of the Investor Group) multiplied by (ii) the number of Investor Shares disposed of in all Realization Events up to and including such Realization Event. In the event that members of the Investor Group have acquired Shares at different per Share prices as of any Realization Event, for purposes of clause (i), the weighted average cost of acquisition as of such Realization Event shall be used.
iii.
“Investor Group” means (i) SLP Fastball Aggregator, L.P., (ii) any other Person that is a direct or indirect transferee of Investor Shares from any Person described in clause (i), except for a transfer of Investor Shares upon a Realization Event, or (iii) upon any liquidation or any other distribution of any Person described in clause (i) or (ii), each of the partners, members or equity holders of any such Person.
iv.
“Investor Shares” means the Shares beneficially owned by the Investor Group or any Securities received by the Investor Group in respect thereof (other than in a Realization Event).
v.
“Marketable Securities” means Securities, other than Shares, publicly traded on a national securities exchange or the Nasdaq Global Market that (i) are not subject to any of the following: (A) contractual limitations on sale, (B) limitations on sale arising from the need to comply with applicable securities laws relating to insider trading or any insider trading policy of the applicable issuer, or (C) limitations on sale pursuant to securities laws, including limitations pursuant to Rule 144 or Rule 145 promulgated under the Securities Act, and (ii) represent, together with all of Securities of the applicable issuer held by the Investor Group, not more than 10% of the outstanding shares of such issuer.
vi.
“Market Value” means, with respect to Marketable Securities, the average of the daily closing prices for ten (10) consecutive trading days ending on the last full trading day on the exchange or market on which such Securities are traded or quoted. The closing price for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in each case (i) on the principal national securities exchange on which shares of the applicable Security are listed or to which such shares are admitted to trading, or (ii) if the shares of the applicable Security not listed or admitted to trading on a national securities exchange, on the Nasdaq National Market or any comparable system, as applicable.
vii.
“MOM Percentage” means, with respect to any Realization Event, if: (i) the Aggregate Proceeds divided by the Cost of Shares Transferred equals 2.0 or less, 0%; (ii) the Aggregate Proceeds divided by the Cost of Shares Transferred equals 3.0 or greater, 100%; and (iii) if the Aggregate Proceeds divided by the Cost of Shares Transferred equals a number that is greater than 2.0 but less than 3.0, a percentage between 0% and 100% to be determined using straight-line linear interpolation.
viii.
“Previously Performance Vested RSU Number” means, (i) with respect to the first Realization Event, zero and (ii) as of any subsequent Realization Event, the Total Performance Vested RSU Number as of the immediately preceding Realization Event.

ix.
“Realization Event” means any transaction or other event in which (i) Investor Shares are transferred by any member of the Investor Group to a Person that is not part of the Investor Group for cash or cash equivalents (each such event, a “Cash Liquidity Event”); (ii) Investor Shares are distributed by the Investor Group in kind to its partners and/or members (other than to any Permitted Transferee), (each such event, an “In Kind Distribution”); or (iii) Investor Shares are exchanged by the Investor Group for Marketable Securities (each such event, an “Exchange Realization Event”); provided, that if Investor Shares are exchanged by the Investor Group for Securities which are not yet Marketable Securities, the Exchange Realization Event shall occur as and when such Securities become Marketable Securities.
x.
“Realization Percentage” means, as of the date of a Realization Event, a fraction (expressed as a percentage) determined by dividing (i) the aggregate number of Investor Shares transferred, exchanged or distributed in all Realization Events prior to and including such Realization Event, by (ii) the number set forth in clause (i) of this definition plus the total number of Investor Shares beneficially owned by the Investor Group after giving effect to such Realization Event.
xi.
“Restrictive Covenant Violation” means a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to hire or solicit, in any agreement with any member of the Company Group.
xii.
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
xiii.
“Total Performance Vested RSU Number” means, as of any Realization Event, (i) the total number of Performance RSUs issued hereunder, multiplied by (ii) the Realization Percentage as of such Realization Event, multiplied by (iii) the MOM Percentage as of such Realization Event.
xiv.
“Wind-Up Date” means the earlier of (i) the first date on which the Investor Group no longer holds any equity securities of the Company and no longer holds any equity interest received in respect of any such equity securities held or previously held by the Investor Group (other than Marketable Securities issued in exchange for the sale of equity securities of the Company) or is deemed to no longer hold such securities as contemplated by the last sentence of clause (d)(i)(B), or (ii) a sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all of the Company’s assets to a Person not affiliated with the Investor Group.

* * *

FIRST ADVANTAGE CORPORATION

/s/ Scott D. Staples
¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
By: Scott D. Staples
Title: Chief Executive Officer

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

Participant

/s/ Joe Jaeger
¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
By: JOE JAEGER
Date: 12/28/2021

RESTRICTED STOCK UNIT AGREEMENT
UNDER
FIRST ADVANTAGE CORPORATION
2021 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and First Advantage Corporation 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), First Advantage Corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.
Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.
Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3.
Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.
Treatment of Restricted Stock Units Upon Termination. Except as otherwise provided in the Grant Notice or as otherwise may be provided by the Committee, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have vested, (A) all vesting with respect to such Participant’s Restricted Stock Units shall cease and (B) unvested Restricted Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
5.
Conditions to Issuance of Common Stock. The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon the settlement of vested Restricted Stock Units prior to fulfillment of all of the following conditions: (i) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary; (ii) the lapse of such reasonable period of time following the settlement of the vested Restricted Stock Units as may otherwise be required by applicable law; and (iii) the execution and delivery to the Company, to the extent not so previously executed and delivered, of such other documents and instruments as may be reasonably required by the Committee.
6.
Participant. Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
7.
Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

8.
Rights as Shareholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9.
Tax Withholding. The Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Stock Units, their vesting or settlement or any payment or transfer with respect to the Restricted Stock Units at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Committee may, in its sole discretion, permit the Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received upon settlement of Restricted Stock Units pursuant to this Restricted Stock Unit Agreement.
10.
Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Compensation Department, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.
No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company Group.
12.
Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.
Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.
Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Restricted Stock Units, or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any Restricted Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law. “Detrimental Activity” means any, offset of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company Group for Cause; (iii) a Restrictive Covenant Violation; or (iv) fraud, gross negligence or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.
15.
Governing Law; Venue. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Atlanta, Georgia.

16.
Award Subject to Plan. The Restricted Stock Units granted hereunder, and the shares of Common Stock issued to the Participant upon settlement of vested Restricted Stock Units, are subject to the Plan and the terms of the Plan are hereby incorporated into this Restricted Stock Unit Agreement. By accepting the Restricted Stock Units, the Participant acknowledges that the Participant has received and read the Plan and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Restricted Stock Unit Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The provisions of this Restricted Stock Unit Agreement shall survive the termination of this Award to the extent consistent with, or necessary to carry out, the purposes thereof.
17.
Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
18.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.
Transmission Acknowledgement. To the extent necessary, the Participant authorizes, agrees and unambiguously consents to the transmission by the Company or any other member of the Company Group of any of the Participant’s personal data related to the Award for legitimate business purposes (including, without limitation, the administration of the Plan). The Participant confirms and acknowledges that the Participant gives this authorization and consent freely.
20.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the Restricted Stock Units provided to the Participant through the third-party stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Restricted Stock Unit Agreement or the Plan (collectively, the “Restricted Stock Unit Governing Documents”), the Restricted Stock Unit Governing Documents shall control.
21.
Entire Agreement. The Restricted Stock Unit Governing Documents constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.